Exhibit 99.5

Filed by Columbia Banking System, Inc. pursuant
to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Intermountain Community Bancorp
Commission File No.: 001-35775

FOR IMMEDIATE RELEASE

July 23, 2014

Columbia Contacts:    Melanie J. Dressel, President and

Chief Executive Officer

(253) 305-1911

Clint E. Stein, Executive Vice President and

Chief Financial Officer

(253) 593-8304

Intermountain Contact:            Curt Hecker, President and

Chief Executive Officer

(208) 265-3300

COLUMBIA BANKING SYSTEM ENTERS IDAHO

WITH THE INTERMOUNTAIN COMMUNITY BANCORP MERGER

Tacoma, Washington and Sandpoint, Idaho, July 23, 2014. Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) and Intermountain Community Bancorp (NASDAQ: IMCB, “Intermountain”) today jointly announced the signing of a definitive agreement to merge Intermountain into Columbia in a stock and cash transaction valued at approximately $121.5 million or approximately $18.22 per share based on Columbia’s July 23, 2014 stock price. The combined company will have approximately $8.2 billion in assets with over 150 branches throughout Washington, Oregon and Idaho.

“We are delighted that Intermountain has agreed to join and grow with Columbia by continuing to build on the market share they have already established,” said Melanie J. Dressel, President and Chief Executive Officer of Columbia. “We have stated for many years that it has long been our strategy to become the premier Pacific Northwest regional community bank. We have always felt that Idaho was an important part of that strategy and Intermountain, with their statewide presence, provides us with a substantial base to serve the Idaho market. We see this as an exciting opportunity for both companies, our shareholders, and our respective teams of bankers. Both Intermountain and Columbia share a strong commitment to the communities we serve. I would also like to add that we are pleased that Curt Hecker, President and CEO of Intermountain, will be continuing on with Columbia to help lead our Idaho expansion. In addition, at closing, one current community-based director from Intermountain will join the board of Columbia.”

“This partnership with Columbia Bank is a wonderful opportunity to expand our mission with a recognized leader in community banking in the Northwest,” said Mr. Hecker. “Our outstanding customer service, community focus and institutional mission will continue with Columbia. Together, we will provide industry-leading expertise and resources in community banking throughout the Northwest. We believe the united institution will provide a host of benefits to our shareholders, customers and employees.”

Under the terms of the merger agreement, Intermountain shareholders are entitled to receive 0.6426 shares of Columbia common stock and $2.2930 in cash for each share of Intermountain stock. Based on Columbia’s closing stock price as of July 23, 2014, the merger consideration is valued at $18.22 per share. The value of the merger consideration will fluctuate based on the value of Columbia’s stock until closing. Subject to proration procedures, Intermountain shareholders can elect to receive consideration consisting of all stock, all cash or a combination of stock and cash. At closing, Intermountain shareholders will own approximately 7.4% of the combined company.

Closing of the transaction is contingent on the approval of Intermountain shareholders and receipt of necessary regulatory approvals along with satisfaction of other typical closing conditions. The agreement was approved by the Board of Directors of each company. In addition, the two largest shareholders of Intermountain, among others, have already agreed to vote in favor of the merger.

Contingent upon receipt of regulatory approvals the acquisition is expected to close in the fourth quarter of 2014 and to be immediately accretive to Columbia’s earnings per share. At closing, Columbia anticipates tangible book value per share dilution of approximately 1% which is expected to be earned back in approximately three years, and current financial modeling of the merger indicates an internal rate of return in excess of 15%.

Columbia was advised in this transaction by Keefe, Bruyette & Woods, a Stifel Company, as financial advisor and Sullivan & Cromwell LLP, as legal counsel. Intermountain was advised by Sandler O’Neill + Partners, L.P., as financial advisor, and Graham & Dunn PC, as legal counsel.

Conference Call: Thursday, July 24th at 9:00 a.m. PDT

Columbia and Intermountain will hold a joint conference call regarding this announcement on Thursday, July 24, 2014 at 9:00 a.m. PDT. Those wishing to participate in the call may dial (866) 378-3802; Conference ID code #71565968. The investor presentation for this transaction can be accessed prior to the call at Columbia’s website at www.columbiabank.com and clicking on the Intermountain logo in the lower right hand corner of the home page. A replay of the call will be available through midnight PDT July 31, 2014 by calling (855) 859-2056 and entering Conference ID code #71565968.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the seventh consecutive year, the bank was named in 2013 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” More information about Columbia can be found on its website at www.columbiabank.com

About Intermountain

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank

Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Columbia’s or Intermountain’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither Columbia nor Intermountain assumes any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Columbia and Intermountain, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of Intermountain prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and Intermountain operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and Intermountain; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in Columbia’s and Intermountain’s public filings with the Securities and Exchange Commission (the “SEC”). For more information, see the risk factors described in each of Columbia’s and Intermountain’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Annualized, pro forma, projected and estimated numbers and percentages are used for illustrative purposes only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed transaction, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Intermountain and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Intermountain are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. Intermountain shareholders are urged to read the Proxy Statement and the other relevant materials before voting on the transaction.

Investors will also be able to obtain these documents, free of charge, from Intermountain by accessing Intermountain’s website at www.intermountainbank.com under the link to “About Us” and then the link to “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Intermountain Community Bancorp, 414 Church Street, P.O. Box 967, Sandpoint, Idaho 83864.

PARTICIPANTS IN THE SOLICITATION

Intermountain and Columbia and certain of their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Intermountain in connection with the merger. Information about the directors and executive officers of Intermountain and their ownership of Intermountain common stock is set forth in the proxy statement for Intermountain’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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